                                                                   Exhibit 10.52


                                OPTION AGREEMENT


                                     Between


                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA


                                       and


                          COLLATERAL THERAPEUTICS, INC.


                                       for


              hCdc5 REGULATION OF G2 PROGRESSION AND MITOTIC ENTRY


                              UC Case No. SF98-008


                                                      TABLE OF CONTENTS

         BACKGROUND.........................................................................................1
         1. DEFINITIONS.....................................................................................2
         2. GRANT...........................................................................................3
         3. OPTION FEE AND TERM.............................................................................4
         4. EXERCISE OF THE OPTION..........................................................................4
         5. TERMS OF THE PROPOSED LICENSE AGREEMENT.........................................................4
         6. DUE DILIGENCE...................................................................................6
         7. PATENT PROSECUTION AND MAINTENANCE..............................................................6
         8. LIFE OF THE AGREEMENT...........................................................................8
         9. USE OF NAMES AND TRADEMARKS.....................................................................8
         10. CONFIDENTIALITY................................................................................9
         11. LIMITED WARRANTY...............................................................................9
         12. INDEMNIFICATION & INSURANCE...................................................................10
         13. NOTICES.......................................................................................11
         14. ASSIGNABILITY.................................................................................11
         15. LATE PAYMENTS.................................................................................12
         16. NO WAIVER.....................................................................................12
         17. FAILURE TO PERFORM............................................................................12
         18. GOVERNING LAWS................................................................................12
         19. MISCELLANEOUS.................................................................................12

         APPENDIX A........................................................................................14


                              OPTION AGREEMENT FOR
                              UC Case No. SF98-008

     This option agreement ("Agreement") is effective this 10th day of January, 2001 ("Effective Date") between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, CA 94607-5200, ("The Regents") and acting through its Office of Technology Management, University of California San Francisco, 1294 Ninth Avenue - Suite 1, Box 1209, San Francisco, CA 94143-1209 ("UCSF"), and Collateral Therapeutics, Inc., a Delaware corporation having a principal place of business at 11622 El Camino Real, Suite 300, San Diego, CA 9212 1 -2048 ("Optionee").

                                   BACKGROUND

     Certain inventions, generally characterized as hCdc5 Regulation of G2 Progression and Mitotic Entry and disclosed in UC Case No. SF98-008 (the "Invention"), are covered by Regents' Patent Rights and were made in the course of research at the University of California San Francisco by Dr. Harold Bernstein and Dr. Shaun Coughlin who have assigned all of their right, title, and interest in the invention to The Regents.

     Development of the Invention was sponsored in part by The National Institutes of Health and as a consequence this Agreement, any License Agreement, and the Invention are subject to overriding obligations to the Federal Government (Including a non-exclusive, irrevocable license to use the Invention by or on behalf of the Government throughout the world), under 35 U.S.C. 200-212 and applicable regulations.

     Optionee is a "small business firm" as defined in Section 2 of Public Law 85-536 (15 U.S.C. 632).

     Optionee and The Regents entered into a Confidential Disclosure Agreement on May 7, 1999, a Letter of Intent on May 21, 1999, a Letter of Intent Extension on July 7, 1999, and a previous Option Agreement on February 17, 2000.

     Optionee wishes to evaluate the Licensed Products under an option agreement to determine its interest in taking a license under Regents' Patent Rights.

     The Regents wishes to grant the option so that the Invention may be developed to the fullest


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extent and the benefits therefrom enjoyed by the general public. The parties agree as follows:

1. DEFINITIONS

     1.1 "Regents' Patent Rights" means any subject matter claimed in or covered by any of the following and based on UC Case No. SF98-008: Provisional U.S. Patent Application Serial No.60/060,688 entitled Methods and Compositions for Regulating Cell Cycle Progression filed September 22, 1997, and assigned to The Regents, Pending U.S. Patent Application Serial No. 09/156,316 converted therefrom entitled Methods and Compositions for Regulating Cell Cycle Progression filed September 18, 1998, and assigned to The Regents, U.S. Patent Application in preparation covering the subject matter of a manuscript entitled Human Cdc5, a Regulator of Mitotic Entry, Can Act as a Site-Specific DNA Binding Protein, and continuing applications thereof, including divisions and continuation-in-part applications (only to the extent, however, that claims of such continuation-in-part applications are entitled to the priority date of the parent application) including divisions and substitutions, and any patents or reissues issuing on these applications, and any corresponding foreign applications or patents.

     1.2 "Licensed Product" means any material either that is covered by Regents' Patent Rights, that is produced by the Licensed Method, or that the use of which would constitute, but for the license granted to the Licensee pursuant to this Agreement, an infringement of any pending or issued claim within Regents' Patent Rights.

     1.3 "Licensed Method" means any method that is covered by Regents' Patent Rights, or the use of which would constitute, but for the license granted to the Licensee pursuant to this Agreement, an infringement of any claim within Regents' Patent Rights.

     1.4 "Derived Product" means any material that is discovered, identified, or confirmed through the use of a Licensed Product or Licensed Method and not at the time of sale claimed in a patent or application of Regents' Patent Rights in the country of manufacture or sale.

     1.5 "License Agreement" means the exclusive license agreement between the parties that may result if Optionee exercises its option under this Agreement.

     1.6 "Business Plan" means a reasonably detailed plan of development and commercialization for Licensed Products and Derived Products. The Business Plan must include, but is not limited to, an up-to-date research report identifying: proposed Licensed Products, projected market sizes, sales, costs, profits, and anticipated market introduction dates for the Licensed Products.

2. GRANT

     2.1 The Regents grants to the Optionee the right to make and use Licensed Products and to practice the Licensed Method for the sole purpose of evaluating Optionee's interest in exercising its option to an exclusive license under Regents' Patent Rights.

     2.2 The Regents grants to Optionee an option to negotiate, in good faith, the terms of the License Agreement if Optionee exercises its option under
Article 4 (EXERCISE OF THE OPTION).

     2.3 This Agreement constitutes Optionee's entire interest under Regents' Patent Rights and does not constitute a license to sell Licensed Products.

     2.4 Optionee is prohibited from filing, without The Regents' written consent, a patent application covering the Licensed Products, or Licensed Method, their use, or their production for a period commensurate with the confidentiality provisions of Article 10 (CONFIDENTIALITY), or until all patents in Regents' Patent Rights issue, whichever is earliest.

     2.5 The licenses granted in this Agreement are subject to the overriding obligations to the U.S. Government including those in 35 U.S.C. 200-212 and applicable governmental implementing regulations.

     2.6 The Regents expressly reserves the night to publish any and all technical data resulting from any research performed by The Regents relating to the Invention and to make and use the Invention, Licensed Products, Licensed Method, and associated technology and to allow others to make and use the Invention, Licensed Products, Licensed Method, and associated technology for non-commercial educational and research purposes.

3. OPTION FEE AND TERM

     3.1 As partial consideration for this Agreement, Optionee shall pay to The Regents an option fee of fifteen thousand dollars ($15,000). The option fee is due to The Regents within 30 days of the Effective Date.

     3.2 This option is for one (1) year; it begins on the Effective Date and expires on the first anniversary of that date. Optionee may request an extension of this Agreement for one (1) additional year by so notifying The Regents in writing at least 60 days before the expiration of this Agreement. The Regent's will consider Optionee's request for this extension and will not unreasonably deny that request. If this Agreement is extended, Optionee shall pay an extension fee of twenty thousand dollars ($20,000), which is due within 30 days following the extension.

     3.3 The option fee and extension fee are non-refundable, non-creditable, and not an advance against royalties.

4. EXERCISE OF THE OPTION

     4.1 If Optionee elects to exercise its option to negotiate the terms of the License Agreement, it shall do so by sending The Regents a written notification, proposed license terms and the Business Plan, before this Agreement expires. Failure of Optionee to properly notify The Regents will be deemed by The Regents as an election by Optionee not to secure a license and the Regents will then be free to market and license Regents' Patent Rights to others without further obligation to Optionee.

     4.2 Upon notification by Optionee to The Regents under Paragraph 4. 1, Optionee shall specify in writing those particular patent applications to which its wishes a license and those in specific which it has no interest.

5. TERMS OF THE PROPOSED LICENSE AGREEMENT

     5.1 If Optionee exercises its option in accordance with Article 4 (EXERCISE OF THE OPTION), then The Regents and Optionee shall negotiate in good faith to arrive at mutually agreeable terms and conditions for the License Agreement, incorporating those terms agreed upon by the parties on December 7, 2000, and included in this Agreement as Appendix A. The License Agreement will include, but is not limited to, the following, provisions:

          5.1.1 an exclusive license, with the right to sublicense, to make, have made, use, and sell Licensed Products and to practice the Licensed Method under Regents' Patent Rights,

          5.1.2 a license-issue fee due upon signing;

          5.1.3 an earned-royalty rate based on net sales of Licensed Products and Derived Products;

          5.1.4 minimum annual royalties that begin in the year of anticipated first commercial sale of a Licensed Product and continue for the life of Regents' Patent Rights;

          5.1.5 annual license-maintenance fees commensurate with the value of the licensed technology at the time of licensure;

          5.1.6 mutually agreed upon milestone payments to be paid upon achievement of specified objectives;

          5.1.7 mutually agreed upon diligence terms based on objective-performance standards and designed to achieve commercialization of the Licensed Products;

          5. 1.8 confidentiality terms;

          5.1.9 indemnification of The Regents by Optionee;

          5.1.10 a warranty that is limited to The Regents' right to grant an exclusive license under Regents' Patent Rights as set forth in Article II (LIMITED WARRANTY):

          5.1.11 Preference for U.S. industry; and

          5.1.12 Continuing reimbursement by the Optionee of patent costs.

     5.2 The license issue and maintenance fees referred to above are non-creditable, nonrefundable, and not an advance against royalties.

     5.3 The License Agreement will be subject to the overriding obligations to the U.S. Government including those in 35 U.S.C. 200-212 and applicable governmental implementing regulations.

6. DUE DILIGENCE

     6.1 Optionee shall undertake the requisite research to develop and evaluate Licensed Products and determine its interest in exercising the option.

     6.2 Optionee shall provide to The Regents semi-annual progress reports covering the development and testing of Licensed Products. The progress reports are due semi-annually, on June 30 and December 30 of each year and for the life of this Agreement.

     6.3 The progress reports will include, but are not limited to, the following topics so that The Regents may determine the progress of the development and testing of Licensed Products:

          -    summary of work completed;
          -    key scientific discoveries;
          -    summary of work in progress;
          -    current schedule of anticipated events or milestones:

7. PATENT PROSECUTION AND MAINTENANCE

     7.1 Subject to Paragraph 7.4, The Regents shall diligently prosecute and maintain the United States and foreign patents comprising Regents' Patent Rights using counsel of its choice. The Regents shall promptly provide Optionee with copies of all relevant documentation so that Optionee may be apprised of the continuing prosecution. Optionee shall keep this documentation in confidence in accordance with the provisions of Article 10 (CONFIDENTIALITY).

     7.2 The Regents will hold title to all patents and patent applications subject to this Agreement and The Regents' counsel will take instructions only from The Regents but The Regents shall use reasonable efforts to amend any patent application to include claims requested by the Optionee and required to protect the Licensed Products or Licensed Method.

     7.3 The Regents shall, at the request of Optionee, file, prosecute, and maintain patent applications and patents covered by Regents' Patent Rights in foreign countries if available. The Optionee shall notify The Regents within seven (7) months of the filing of the corresponding United States application of its decision to request The Regents to file foreign counterpart patent applications. This notice concerning, foreign filing, must be in writing and must identify the countries desired. Failure by Optionee to so notify The Regents within the seven (7) month period is an election by Optionee not to request The Regents to secure foreign patent rights on behalf of the Optionee. The Regents has the right to file patent applications at its own expense in any country Optionee has not included in its list of desired countries, and those applications and resulting patents, if any, are not included in the licenses granted under this Agreement.

     7.4 Optionee shall pay all past, present, and future costs incurred by The Regents in preparing, filing, prosecuting and maintaining all United States and foreign patents and patent applications covered by Regents' Patent Rights. The costs of interferences and oppositions are prosecution expenses and will be paid by the Optionee, but The Regents shall decide in its sole discretion, whether or not to enter any interference proceedings or opposition. Optionee shall reimburse The Regents for all costs and charges within 30 days following receipt of a proper itemized invoice from The Regents for same. If this Agreement is still in effect 2 months before the due date of PCT filings, or 4 months before the due date of National Phase filings, then Optionee shall support the relevant PCT Chapter I, PCT Chapter II, or National Phase filings in at least EPO, Canada, Australia, and Japan, notwithstanding the provisions of Paragraph 7.5.

     7.5 Optionee may terminate its obligations with respect to any patent application or patent in any or all designated countries upon 3 months written notice to The Regents. The Regents will use its best efforts to curtail the associated patent costs after notice is received from the Optionee. The Regents may continue prosecution and/or maintenance of those applications or patents at its sole discretion and expense and Optionee will have no further right or licenses thereunder.

     7.6 Optionee has a continuing responsibility to keep The Regents informed of its large/small business entity status (as defined by the United States Patent and Trademark Office).

8. LIFE OF THE AGREEMENT

     8.1 Unless otherwise terminated by operation of law or by acts of the parties in under the terms of this Agreement, this Agreement is in effect from the Effective Date and remains in effect for the period specified in
Article 3 (OPTION FEE AND TERM). Upon proper exercise of the option as provided in Paragraph 4. 1, Optionee may have an extension of up to 3 additional months to conclude a final written license agreement, after which time The Regents shall have no obligation to Optionee whatsoever.

     8.2 Any termination of this Agreement will not affect the rights and obligations set forth in the following Paragraph and Articles:


                Paragraph 2.4             Prohibition against filing patent applications
                Article 9                 USE OF NAMES AND TRADEMARKS
                Article 10                CONFIDENTIALITY
                Article 12                INDEMNIFICATION AND INSURANCE
                Article 15                LATE PAYMENTS


     8.3 Termination will not relieve Optionee of any obligation or liability accrued prior to it rescind anything done by Optionee or any payments made to The Regents termination nor will prior to the time termination becomes effective.

9. USE OF NAMES AND TRADEMARKS

     9.1 Nothing in this Agreement confers to either party, the right to use any name, trade name, trademark, or other designation (including contraction, abbreviation or simulation of any name, trade name, trademark or other designation) of the other party in advertising, publicity, or other promotional activities. Unless expressly required by law, the use by Optionee of the name, "The

Regents of the University of California" or the use by Optionee of the name of "The University of California" or any campus of the University of California is prohibited.

     9.2 If a third party inquires whether a license to Regents' Patent Rights is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (GRANT), but may not disclose the name of Optionee, except where The Regents is required to release that information under the California Public Records Act or other applicable law.

10. CONFIDENTIALITY

     10.1 The Optionee shall safe guard confidential data supplied by The Regents and relating to Regents' Patent Rights against disclosure to others with the same degree of care as it exercises with its own data of a similar nature. Optionee shall not use such data except to perform its obligations under this Option and shall not disclose such data to others (except to its employees, agents or consultants who are bound to Optionee by a like obligation of confidentiality) without the express written permission of The Regents, except that the Optionee is not prevented from using or disclosing any of the data that: (a) Optionee can demonstrate by written records was previously known to it; (b) is now or becomes in the future public knowledge other than through acts or omissions of the Optionee; or (c) is lawfully obtained by the Optionee from sources independent of The Regents. The secrecy obligations of the Optionee under these terms will remain in effect for 5 years from the termination date of this Agreement.

     10.2 The obligations of confidentiality and limited use hereunder apply to any confidential information of The Regents relating to the subject matter of this Agreement whether supplied under this Option or previously.

11. LIMITED WARRANTY

     11.1 The Regents warrants to Optionee that it has the lawful right to grant this option.

     11.2 This Agreement and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER

WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

     11.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS AGREEMENT OR THE MANUFACTURE, OR USE OF THE INVENTION, LICENSED PRODUCTS, OR LICENSED METHODS.

     11.4 Nothing in this Agreement:

          11.4.1 is a warranty or representation by The Regents as to the validity, enforceability, or scope of any Regents' Patent Rights;

          11.4.2 is a warranty or representation that anything made, used, or otherwise disposed of under any license from The Regents is or will be free from infringement of patents of third parties;

          11.4.3 is an obligation to bring or prosecute actions or suit against third parties for patent infringement;

          11.4.4 is an obligation to furnish any information or know-how not provided in Regents' Patent Rights; or

          11.4.5 confers by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights.

12. INDEMNIFICATION

     12.1 Optionee shall indemnify, hold harmless and defend The Regents, its officers, employees, and agents, the sponsors of the research that led to the Invention and the inventors and their employers, against any and all claims, suits, losses, liabilities, damages, costs, fees, and expenses resulting from or arising out of this Agreement. This indemnification includes, but is not limited to product liability.

     12.2 Optionee shall obtain and maintain an insurance policy supporting its obligations under Paragraph 12.1. This insurance policy will name The Regents as an additional insured and provide for notice to The Regents before cancellation.

     12.3 The Regents shall promptly notify Optionee in writing of any claim or suit brought against The Regents in respect of which The Regents intend to invoke the provisions of this Article. Optionee will keep The Regents informed on a current basis of its defense of any claims pursuant to this Article.

13. NOTICES

     Notices or payments are properly given and effective on the date of delivery if delivered in person, on the date of delivery by Federal Express or other overnight courier, or 5 days after mailing if mailed by first-class, certified mail, postage paid, to the respective addresses given below or to such other address as are designated by written notice.




         To Optionee:          Collateral Therapeutics
                               11622 El Camino Real, Suite 300
                               San Diego, CA 92121-2048
                               Attention: General Counsel


         To The Regents:       University of California San Francisco
                               Office of Technology Management
                               Box 1209
                               1294 Ninth Avenue, Suite I
                               San Francisco, CA 94143-1209
                               Attention: Director
                               UC Case No. SF98-008



14. ASSIGNABILITY

This Agreement inures to the benefit of and binds The Regents, its successors and assigns, but it is personal to Optionee and assignable by Optionee only with the written consent of The Regents.


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


15. LATE PAYMENTS

     If fees or patent cost reimbursements are not received by The Regents when due, Optionee shall pay to The Regents interest charges at a rate of 10% simple interest per annum. Interest is calculated from the date payment was due until actually received by The Regents. Acceptance by The Regents of any late payment of fees, patent costs, or interest from Optionee under this Paragraph in no way affects the provisions of Article 16 (NO WAIVER).

16. NO WAIVER

     No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth is a waiver as to any subsequent and/or similar breach or default.

17. FAILURE TO PERFORM

     In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party will be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

18. GOVERNING LAWS

     This Agreement WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA

19. MISCELLANEOUS

     19.1 This Agreement is not binding upon the parties until it has been signed below by each party; it then becomes effective as of the Effective Date.

     19.2 No amendment or modification hereof is valid or binding upon the parties unless made in writing and signed on behalf of each party.

     19.3 This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations and understandings, either oral or written, between the parties relating to the subject matter hereof including the Confidential Disclosure Agreement of May 7, 1999, the Letter of Intent of May 21, 1999, the Letter of Intent Extension of July 7, 1999, and the Option Agreement of February 17, 2000.

     19.4 If any of the provisions contained in this Agreement is held to be invalid, ILLEGAL or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions hereof, but this Agreement will be construed as if that invalid, illegal, or unenforceable provision had never been contained in it.

     The Regents and Optionee have executed this Agreement, in duplicate originals, by their duly authorized representatives, on the day and year hereinafter written.



                                          THE REGENTS OF THE
COLLATERAL THERAPEUTICS, INC.:            UNIVERSITY OF CALIFORNIA:



By:      /s/ Christopher J. Reinhard      By:      /s/ Joel B. Kirschbaum
   ----------------------------------         ----------------------------------
             (Signature)                                  (Signature)

Name:    Christopher J. Reinhard          Name:    Joel B. Kirschbaum
     --------------------------------          ---------------------------------
             (Please Print)                              (Please Print)

Title:     President                      Title:  Director-OTM
      -------------------------------           --------------------------------


Date:    January 5, 2001                  Date:    January 11, 2001
     --------------------------------          ---------------------------------


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